UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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USANA Health Sciences, Inc.
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3838 West Parkway Boulevard

Salt Lake City, Utah 84120-6336

(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2010

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at its corporate headquarters, 3838 West Parkway Boulevard, Salt Lake City, Utah 84120 on April 28, 2010 at 11:00 a.m., Mountain Daylight Time, for the following purposes:

1.                                       To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify;

2.                                       To ratify the selection of PricewaterhouseCoopers LLP as USANA’s independent registered public accountant for the fiscal year 2010; and

3.                                       To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only USANA shareholders of record at the close of business on March 5, 2010, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof.  A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose that is germane to the meeting during ordinary business hours at the offices of USANA at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the ten days prior to the meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

James H. Bramble
Corporate Secretary

Salt Lake City, Utah

March 26, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 28, 2010: Our Annual Report to Shareholders and the accompanying Proxy Statement are available online at www.usana.com.

USANA HEALTH SCIENCES, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 28, 2010

The Board of Directors of USANA Health Sciences, Inc. (“We,” “USANA,” or the “Company”) is soliciting proxies to be used at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about March 26, 2010.  The mailing address of USANA’s principal executive offices is 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336.  If you attend the Annual Meeting, you may withdraw any prior vote by attending and voting in person on any matters that are brought properly before the meeting.  USANA will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and related materials and the cost of the solicitation process.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why did I receive this proxy statement?  We have sent you the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy or voting instruction card because the USANA Board of Directors is soliciting your proxy to vote at USANA’s Annual Meeting of Shareholders, which will be held on April 28, 2010 at 11:00 a.m. at USANA’s corporate headquarters at 3838 West Parkway Boulevard, Salt Lake City, Utah 84120.  This Proxy Statement contains information about matters to be voted on at the Annual Meeting.

Who is entitled to vote?  You may vote if you owned common stock as of the close of business on March 5, 2010. On March 5, 2010, there were 15,309,213 shares of our common stock that were outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?  Each share of common stock that you own at the close of business on March 5, 2010 entitles you to one vote.

What am I voting on?  You will be voting on proposals to:

•                  Elect five directors to serve for one year each, until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify;

•                  Ratify the selection of PricewaterhouseCoopers LLP as USANA’s independent registered public accountant for the fiscal year 2010; and

•                  Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote?  You can vote in the following ways:

•                  By Mail:  If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid addressed envelope.  If you hold your shares in the account or name of a broker or bank, or “street name”, please complete and mail the voting instruction card that you will receive from your broker or bank.

•                  At the Annual Meeting:  If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting.  If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee, indicating that you are the beneficial owner of the shares on March 5, 2010, the record date for voting.  Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card in advance of the meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?  Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card.  You can specify whether your shares should be voted for all, some, or none of the nominees for director.  You can also specify whether you approve, disapprove, or abstain from the other proposals.  If no direction is indicated, your shares will be voted FOR the election of all of the nominees for director and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountant.

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card?  You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

•                  Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•                  Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

•                  Vote in person on April 28, 2010, at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?  It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers.  Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?  A quorum must be present to properly convene the Annual Meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Annual Meeting constitutes a quorum.  You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting.  Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal.  Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal?  The required vote is as follows:

Election of Directors:  The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Annual Meeting.  This means that the five nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of votes cast at the meeting.  If you do not want to vote your shares for a particular nominee, you may so indicate in the space provided on the proxy card or on the voting instruction card.  In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person, as shall be designated by the Board of Directors to replace the nominee, or, in lieu thereof, the Board may reduce the number of directors.

Ratification of the Selection of Independent Registered Public Accountant:  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountant requires the affirmative vote of a majority of the shares cast at the Annual Meeting.  If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee of the Board of Directors may, but is not required to, reconsider such appointment.

How will voting on any other business be conducted?  We do not know of any business or proposals to be considered at the Annual Meeting other than those that are described in this Proxy Statement.  If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies that we receive from our shareholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes?  Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting.  Representatives of USANA will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies?  We will pay all of the costs of soliciting these proxies.  We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies.  We will reimburse them for their reasonable expenses.  In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation.  We will not pay additional compensation to these individuals.

How do I submit a shareholder proposal for next year’s Annual Meeting?  Any shareholder who intends to present a proposal at the 2011 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than November 27, 2010, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Who should I call if I have questions?  If you have questions about the proposals or the Annual Meeting, you may call Patrique Richards, USANA Investor Relations, at (801) 954-7100.  You may also send an e-mail to investor.relations@us.usana.com.

PROPOSAL #1 — ELECTION OF DIRECTORS

Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors.  The Board of Directors, by resolution, has set the number of directors at five.  The Governance and Nominating Committee of the Board of Directors has nominated and recommends for five directors to stand for re-election at the Annual Meeting.  Each director who is elected at the Annual Meeting will hold office until the Company’s Annual Meeting in 2011, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified.  The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected.  If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

Director Nominees

The nominees to the Board of Directors in 2010 are Robert Anciaux, Gilbert A. Fuller, Jerry G. McClain, Ronald S. Poelman, and Myron W. Wentz, Ph.D.  All of these nominees currently serve as members of the Board of Directors.  Messrs. Anciaux, McClain, and Poelman are independent directors under the rules of the Nasdaq stock exchange.  The following information is furnished with respect to these nominees:

Robert Anciaux, 64, has served as a director of USANA since July 1996.  Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium.  Additionally, since 1982 Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies.  In some of these privately held companies, Mr. Anciaux also serves as a director.  Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.  We believe Mr. Anciaux’s qualifications to sit on our Board include his financial expertise and experience in providing consulting and strategic advisory services to complex organizations.

Gilbert A. Fuller, 69, has served as a director of USANA since September 2008.  Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006.  Mr. Fuller joined USANA in May 1996 as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company’s Senior Vice President.  Mr. Fuller had served as the Company’s Chief Financial Officer since October 1997. Before joining USANA, from January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation.  From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products.  From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives.  He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance.  Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah. We believe Mr. Fuller’s qualification’s to sit on our Board include his 12 years of experience as an executive officer of USANA, his deep understanding of our business, people and products, his 15 years of experience as a financial officer in the direct selling industry, as well as his accounting, finance and corporate strategy expertise.

Jerry G. McClain, 69, has served as a director of USANA since June 2001.  Since January 2003, Mr. McClain has been self-employed, operating his own investment and real estate business in Salt Lake City, Utah.  From August 2000 to December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company that was headquartered in Salt Lake City, Utah.  From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded.  From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games.  Before 1997, Mr. McClain served as a key financial advisor to many companies as an Audit Partner and a Managing Partner of Ernst & Young LLP for

35 years in several cities throughout the world.  Mr. McClain is a former CPA and a graduate from the University of Southern Mississippi and Oklahoma State University, where he received a B.S. in Accounting and an M.S. in Accounting, respectively. We believe Mr. McClain’s qualifications to sit on our Board include his extensive international experience with accounting and financial matters for public companies, his years of experience as the chief financial officer of various organizations, his corporate governance expertise and his years of experience providing strategic advice to complex organizations.

Ronald S. Poelman, 56, has served as a director of USANA since 1995.  Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate and Securities Practice Group.  Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies for almost 30 years.  Mr. Poelman is the President of the Utah Chapter of the National Association of Corporate Directors and frequently lectures at the meetings of this and other organizations.  Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley. We believe Mr. Poelman’s qualifications to sit on our Board include his nearly 30 years of experience as a corporate, finance and securities attorney, his long association with and service to the National Association of Corporate Directors, as well as his corporate governance and strategy expertise.

Myron W. Wentz, Ph.D., 69, founded USANA in 1992 and has served as the Chief Executive Officer and Chairman of the Board of USANA since its inception.  In July 2008, Dr. Wentz retired as Chief Executive Officer, but continues to serve as Chairman of the Board. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA. Dr. Wentz served as Chairman of Gull from 1974 until 1998.  In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. (“Sanoviv”), a health and wellness center that is located near Rosarito, Mexico.  Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah. We believe Dr. Wentz’s qualifications to sit on our Board include his vast education and professional experience as a microbiologist, immunologist, and pioneer in the development of human cell culture technology, as well as his service as our founder, Chairman and formerly as our Chief Executive Officer.

We will vote your shares as you specify in your proxy card.  If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees who are listed above.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR each director nominee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors is elected by and is accountable to the shareholders of the Company.  The Board establishes policy and provides strategic direction, oversight, and control of the Company.  The Board met seven (7) times during 2009.  All directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Board Leadership Structure

Our founder, Dr. Myron Wentz, is the Chairman of our Board of Directors and David A. Wentz is our Chief Executive Officer, or CEO. The Board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Historically, Dr. Wentz has served as both Chairman of the Board and CEO of the Company. In 2008, however, Dr. Wentz retired as CEO and the Board appointed David A. Wentz as CEO. We believe it is now appropriate to separate the roles of CEO and Chairman of the Board as a result of the differences between the two roles. Our CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. Although Dr. Wentz is not independent under the rules of the Nasdaq stock market, the Board believes the experience, leadership and vision he provides as Chairman of the Board is essential to the short and long term success of the Company. Additionally, the Board maintains a number of governance practices to ensure effective independent oversight of Board decisions, including (i) the appointment of strong, independent directors who constitute a majority of the Board and intimately understand the Company’s business and industry; (ii) executive sessions of the independent directors in connection with every Board meeting; and (iii) annual evaluations of the performance of the Board, carried out by the independent directors.

Director Independence

We assess director independence on an annual basis.  The Board has determined, after careful review, that all of the current directors, other than Dr. Myron Wentz and Gilbert A. Fuller, who have also been nominated for election at the 2010 Annual Meeting are independent based on the applicable rules of the Nasdaq stock market and the applicable regulations of the Securities and Exchange Commission (the “SEC”).

Shareholder Communications with Directors

If the Company receives correspondence from its shareholders that is addressed to the Board of Directors, we forward it to every director or to the individual director to whom it is addressed.  Shareholders who wish to communicate with the directors may do so by sending their correspondence to the director or directors at the Company’s headquarters at 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit.  All directors were present at the Company’s Annual Meeting of the Shareholders that was held last year in April 2009.

Committees of the Board of Directors

The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, and Governance and Nominating Committee.  Information about the composition and responsibilities of each committee is provided below.

Governance and Nominating Committee.  The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) was established in February 2004.  The Governance Committee met two (2) times during 2009.  Members of the Governance Committee during fiscal 2009 and at the date of this Proxy Statement are Gilbert A. Fuller, Chairman, Robert Anciaux, Jerry G. McClain, and Ronald S. Poelman. Each member of the Governance Committee except for Mr. Fuller meets the definition of “independent” set forth in the rules of the Nasdaq stock market.  The Board believes that, considering Mr. Fuller’s 12 years of experience as an employee and executive officer of the Company, his sound judgment and his expertise with corporate governance matters, it is essential for him to serve as a member of the Governance Committee. As a result, in April 2009 the Board utilized the Controlled Company exemption under the rules of the Nasdaq stock market to appoint Mr. Fuller to the Governance Committee. The Board determined that the Company is a Controlled Company under the Nasdaq rules because Gull Holdings, Ltd. owns and controls more than 50% of the Company’s outstanding shares of common stock. Gull Holdings, Ltd. is an entity that is solely owned and controlled by our founder and chairman, Dr. Myron Wentz.

A written charter has been adopted for the Governance Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com.  The Governance Committee’s responsibilities include: (i) identifying and evaluating prospective nominees for director, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders, (iii) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board’s committees, and (iv) overseeing corporate governance matters.  Additionally, in 2009 the Board delegated much of its responsibility for risk oversight and management to the Governance Committee. As such, beginning in 2009 and going forward, the Governance Committee will carry out these risk oversight and management functions as part of its corporate governance oversight and will report its findings with respect to risk oversight and management to the entire Board. More information about the Board’s and Governance Committee’s risk oversight and management practices is provided below under the caption “Risk Oversight and Management”.

The Governance Committee believes, among other things, that the Company’s Board of Directors should be composed of directors with varied, complementary backgrounds, which reflect a diversity of viewpoints, backgrounds, experience and other factors. The Governance Committee also believes that directors should, at a minimum, (i) have expertise that may be useful to the Company, (ii) possess the highest personal and professional ethics, and (iii) be willing and able to devote the required amount of time to the Company’s business.  In light of these beliefs, the Governance Committee considers many factors in evaluating the suitability of candidates for Board membership, and also determining whether a director should be retained and stand for re-election, including: whether the candidate meets the requirements for independence; the candidate’s background and experience, particularly in the Company’s industry; the candidate’s personal qualities, accomplishments, character and reputation in the business community; and the fit of the candidate’s individual skills and personality with those of the Company’s other directors.

The Governance Committee may from time to time consider qualified nominees who are recommended by shareholders. The Governance Committee does not have different standards for evaluating nominees based on whether they have been suggested by our shareholders or by our directors.  Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading “How do I submit a shareholder proposal for next year’s Annual Meeting?” in the section of this Proxy Statement titled “Questions and Answers about the Meeting.” Nominees for director who are recommended by shareholders will be evaluated by the Governance Committee in the same manner as any other nominee for director.

Audit Committee.  The Audit Committee of the Board of Directors (the “Audit Committee”) is a standing committee of the Board, which has been established as required by the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Nasdaq stock market.  The Audit Committee met six (6) times during 2009.  Members of the Audit Committee during fiscal 2009 and at the date of this Proxy Statement are Jerry G. McClain, Chairman, Ronald S. Poelman, and Robert Anciaux, each of whom meets the definition of “independent” set forth above.  The Board has determined that Mr. McClain is an “audit committee financial expert,” as defined by the applicable regulations promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act. The Board also believes that each member of the Audit Committee meets the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication.  A written charter has been adopted for the Audit Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com.  The Audit Committee’s responsibilities include: (i) appointing the independent registered public accountant of the Company, (ii) reviewing, approving and monitoring the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accountant, (iii) reviewing and monitoring with the independent registered public accountant, and internal audit staff the results of audits, any recommendations from the independent registered public accountant and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing and monitoring the Company’s annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings.

Compensation Committee.  The Compensation Committee of the Board of Directors (the “Compensation Committee”) met four (4) times during 2009. Members of the Compensation Committee during fiscal 2009 and at the date of this Proxy Statement are Ronald S. Poelman, Chairman, Robert Anciaux, and Jerry G. McClain, each of whom meets the definition of “independent” set forth in the rules of the Nasdaq stock market. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act.  A written charter has been adopted for the Compensation Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com.  The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering USANA’s equity compensation plans.  The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans.

Risk Oversight and Management

Our Board of Directors is actively involved in the oversight and management of the material risks that could affect the Company. Historically, our Board of Directors has carried out its risk oversight and management responsibilities by both monitoring risk directly as a full board and, where appropriate, through Board committees. The Board’s direct role in our risk management process includes receiving regular reports from our executive officers and other members of senior management on areas of material risk to the Company, including operational, strategic, financial, legal and regulatory risks. In 2009, the Board delegated much of its direct risk oversight and management responsibility to the Governance Committee. The mandate of the Governance Committee with respect to risk management is to work with management to create a top-down, streamlined and efficient risk process for assessing and reporting material risk to the Governance Committee and, ultimately, the Board. The Governance Committee worked with management to this end throughout much of 2009.

The Board has also historically delegated the oversight and management of certain risks to the Audit Committee and Compensation Committee. The Audit Committee is responsible for the oversight of Company risks relating to accounting matters, financial reporting and related party transactions. To satisfy these oversight responsibilities, the Audit Committee regularly meets with and receives reports from the Company’s Chief Financial Officer, director of internal audit, the Company’s independent registered public accountant, PricewaterhouseCoopers LLP, and the Company’s in-house and outside counsel. The Compensation Committee is responsible for the oversight of risk relating to the Company’s compensation and benefits programs. To satisfy these oversight responsibilities, the Compensation Committee regularly meets with and receives reports from the Company’s Chief Executive Officer and Chief Financial Officer to understand the financial, human resources and shareholder implications of compensation and benefits decisions.

Compensation Risk Analysis

Our Compensation Committee considers the risk to the Company associated with each component of our executive compensation program, namely base salary, short-term incentive compensation and long-term incentive compensation. In considering these risks, the Compensation Committee believes that the following factors, among others, reduce the likelihood of excessive risk taking in connection with executive compensation at USANA:

•                  Our compensation components provide a balanced mix of (i) cash and equity compensation, (ii) short-term and long-term incentive compensation, and (iii) financial and non-financial performance metrics;

•                  All U.S. employees participate in the same short-term incentive program;

•                  Maximum pay-out levels for short-term incentive compensation are generally capped at 100% of an executive officer’s and employee’s base salary;

•                  Our equity awards generally vest over five years and are only valuable if the Company performs and our stock price increases over time;

•                  We maintain strict internal controls over the determination and pay-out of each component of executive compensation;

•                  We do not enter into employment, severance or other management agreements with any of our executive officers that contain post-termination or change-in-control payments; and

•                  We generally do not provide significant perquisites or personal benefits to our executive officers.

Based on the Compensation Committee’s review of these factors and others, the Committee does not believe that the Company’s executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers (including our Chief Executive Officer and Chief Financial and Accounting Officer), and employees. We require that all of our directors, officers and employees certify on an annual basis that they are in compliance with the code. A copy of the code of ethics is available on the corporate governance section of our web site at www.usanahealthsciences.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during fiscal 2009 was composed of Ronald S. Poelman, Chairman, Robert Anciaux and Jerry G. McClain. All members of the Compensation Committee are independent directors.  No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

EXECUTIVE OFFICERS

The executive officers of USANA at January 2, 2010, and as of the date of this Proxy Statement were:

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board
David A. Wentz	Chief Executive Officer
Fred W. Cooper, Ph.D.	President and Chief Operating Officer
Jeffrey A. Yates	Vice President and Chief Financial Officer
Kevin G. Guest	Chief Marketing Officer
Mark H. Wilson	Executive Vice President of Sales
Deborah Woo	Executive Vice President of Sales
Timothy E. Wood, Ph.D.	Executive Vice President of Research and Development
Roy W. Truett	Chief Information Officer
James H. Bramble	General Counsel and Corporate Secretary

Biographical information for Myron W. Wentz is included above with the other nominees for director.  The following information is provided for each of our other executive officers.

David A. Wentz, 39, Chief Executive Officer.  Mr. Wentz joined USANA as a part-time employee in 1992.  He has been a full-time employee since March 1994.  From 1993 until April 2004, he was a member of the Company’s Board of Directors.  Mr. Wentz was appointed Chief Executive Officer in July 2008.  He served as President from July 2002 to July 2008 and previously served as the Company’s Executive Vice President from October 2001 to July 2002.  He served as the Company’s Senior Vice President of Strategic Development from June 1999 to October 2001, and as the Company’s Vice President of Strategic Development from August 1996 to June 1999.  Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego.  Mr. Wentz is the son of Dr. Wentz, who is the founder of the Company and Chairman of the Company’s Board of Directors.

Fred W. Cooper, Ph.D., 47, President and Chief Operating Officer. Dr. Cooper was a consultant to the Company from 1997 until early 1998.  In February 1998 he joined the Company as Director of Special Projects.  From April 1998 until April 1999, he was employed as a full-time employee of the Company in the capacity of Executive Director of Information Technology, and from April 1999 until August 2000, as the Company’s Vice President of Information Technology.  From August 2000 until July 2003, Dr. Cooper was employed by the Company on a part-time basis as Vice President of Information Technology.  Thereafter, he became a full-time employee in July 2003 as the Company’s Vice President of Operations.  In January 2006, he was appointed as the Company’s Executive Vice President of Operations and served in this role until July 2008, when he was appointed President and Chief Operating Officer.  Prior to joining USANA, from April 1994 to February 1998, Dr. Cooper was the Director of Market Research and then the Director of Corporate Network Operations for Human Affairs International, a subsidiary of Aetna.  Dr. Cooper received a B.S. in Finance and a B.S. in Psychology from the University of Utah.  He earned a Ph.D. in Business Administration from the University of Utah.

Jeffrey A. Yates, 47, Vice President and Chief Financial Officer. Mr. Yates joined USANA in June 2008 as Vice President of Finance and was appointed Chief Financial Officer in September 2008. Mr. Yates has worked in the finance and accounting industries for more than 20 years. Prior to joining USANA, he served as executive vice president and chief financial officer of Deseret Book Company since 2004, and vice president and chief financial officer of Deseret Book Company since November 2003. Prior to that, he served as vice president and chief financial officer of Franklin Covey Stores and as a senior accountant for Price Waterhouse LLP. Mr. Yates received a bachelor’s degree in accounting and a Master of Accountancy from Brigham Young University in Provo, Utah. He is a certified public accountant.

Kevin G. Guest, 47, Chief Marketing Officer.  Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events.  Following the acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004.  In January 2006, he was appointed as the Company’s Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer.  Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions.  Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing.  He has overseen USANA’s audio, video, and event productions worldwide since the Company’s inception.   Mr. Guest earned a B.A. in Communications from Brigham Young University.

Mark H. Wilson, 45, Executive Vice President of Sales.  Mr. Wilson joined USANA in October 1996 as Director of Customer Relations.  Mr. Wilson served as the Company’s Executive Director of Customer Relations from 1998 to April 2000.  From April 2000 to January 2006, he served as the Company’s Vice President of Customer Relations.  In January 2006, he was appointed as the Company’s Executive Vice President of Customer Relations and served in this position until July 2008, when he was appointed Executive Vice President of North America.  In February of 2010, he was appointed as the Company’s Executive Vice President of Sales. Prior to joining USANA, from October 1994 to October 1996, Mr. Wilson was an owner/partner of Great Basin Marketing, a consulting company, specializing in call center start-up and operational management.  Prior to joining Great Basin Marketing, from July 1991 until October 1994, Mr. Wilson was Director of Inbound Order Express and Data Processing for Melaleuca, Inc., a manufacturer and network marketer of personal care products.  Mr. Wilson holds a B.S. in Communications from the University of Utah.

Deborah Woo, 56, Executive Vice President of Sales. Mrs. Woo joined USANA as General Manager of USANA Hong Kong in 1999. Mrs. Woo served as the Company’s General Manager of USANA Hong Kong from 1999 to 2003. In 2003, she was promoted to Regional General Manager and became responsible for the Hong Kong, Taiwan, and Singapore markets. Mrs. Woo was subsequently promoted to Vice President of Greater China and East Asia in 2005. As a result of USANA’s strategic regional alignment in 2007, Mrs. Woo was appointed as Vice President of Greater China and North Asia. In 2008, Mrs. Woo was promoted to Executive Vice President of Asia. In February 2010, Mrs. Woo was promoted to Executive Vice President of Sales. Mrs. Woo entered the direct selling industry in 1990 as a Distributor Relations Manager for Amway Hong Kong. She later became Director of Sales for Caring International (Hong Kong) Limited in 1996 where she headed up multifunctional teams in operations, distributor relations, and marketing.

Timothy E. Wood, Ph.D., 61, Executive Vice President of Research and Development.  Dr. Wood joined USANA in June 1996 as Director of Research and Development.  Dr. Wood served in this role from June 1996 to June 1999, when he was appointed as the Company’s Vice President of Research and Development.  In January 2006, he was appointed as the Company’s Executive Vice President of Research and Development.  Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995, where he managed a team of approximately 25 scientists.  From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies.  Dr. Wood received a Bachelors Degree in Environmental Biology from the University of California, Santa Barbara.  He earned a Masters Degree in Environmental Sciences and a Ph.D. from Yale University.  He also earned an M.B.A. from Westminster College in Salt Lake City, Utah.

Roy W. Truett, 42, Chief Information Officer.  Mr. Truett joined USANA in April, 2003 as Executive Director of Information Technology.  He served in this role until July 2005, when he was appointed Vice President of Information Technology.  In July 2008, Mr. Truett was appointed Chief Information Officer.  Prior to joining USANA, Mr. Truett was employed at Humana Inc., where he was accountable for all IT systems related to corporate sales, marketing, and telemarketing activities.  Mr. Truett received a bachelor’s degree in business administration with an emphasis in information systems management from Francis Marion University in Florence, South Carolina and a master of business administration from the University of Phoenix.

James H. Bramble, 40, General Counsel and Corporate Secretary.  Mr. Bramble joined USANA in March 1998 to manage the Compliance and Legal Departments. In April 2006 he was appointed Vice President and General Counsel. In July 2008, Mr. Bramble was also appointed Corporate Secretary.  Prior to joining USANA, Mr. Bramble was employed with Novus Services.  Mr. Bramble received a bachelor’s of science degree in political science with a minor in Spanish from the University of Utah in Salt Lake City, Utah. He received his Juris Doctorate in Law from the University of Utah College of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our executive officers who are identified in the Summary Compensation Table (“Named Executive Officers”) of this Proxy Statement.

Role of Compensation Committee

The Executive compensation philosophy and practice of USANA has been developed through a collaborative effort of the Compensation Committee and the Company’s Chief Executive Officer, Chief Financial Officer, and human resources management.  While these officers offer ideas, opinions, and proposals in Compensation Committee meetings, the Compensation Committee functions and votes independently from these officers.  The Compensation Committee is responsible for all changes to the Executive compensation philosophy and program.  The Compensation Committee consists of three members of USANA’s Board of Directors, all of whom are “independent” under the listing standards of the Nasdaq stock market.  These members are appointed to the Compensation Committee by the Board of Directors.  The Compensation Committee is governed by a written charter, which outlines the committee’s authority and responsibilities.

Role of Corporate Leadership in Assisting Compensation Committee

The Compensation Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s executives, including the Named Executive Officers (each also an “Executive” and collectively, “Executives”). It is responsible for ensuring that executive compensation decisions are thoroughly researched and implemented.  All of the Company’s Executives and employees participate in an annual performance review with their immediate supervisor, during which the Executive or employee receives input about his or her performance and contributions to the Company’s results for the period being assessed.  The Compensation Committee seeks input from the Company’s Chief Executive Officer and Chief Financial Officer to identify key factors and to obtain information that is related to executive compensation.  These key factors and information generally involve the individual Executive’s level of responsibility, his or her years of experience, his or her current overall compensation level, the impact of current compensation practices on the Company’s financial statements, and the relationship between executive compensation and performance of the Company.

The Company’s Chief Financial Officer and human resources management take direction from and make suggestions to the Chairman of the Compensation Committee in establishing the quarterly Committee meeting agenda and in preparing the materials to be presented to the Compensation Committee.  These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Philosophy and Objectives

The Company’s compensation philosophy, as approved by the Compensation Committee, is to establish and maintain Executive compensation programs that are designed to accomplish the following objectives:

•                  To attract and retain, through a fair and competitive compensation plan, Executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

•                  To motivate our Executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

•                  To ensure that compensation practices do not impair USANA’s financial strength or future success.

The Compensation Committee intends to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, short-term incentive compensation (cash bonus), and equity compensation.  The Committee believes that these three components provide the appropriate framework to (i) attract, retain and motivate our Executives, and (ii) align a significant portion of Executive compensation with short- and long-term performance objectives that drive shareholder value.  As shown in the compensation tables following this report, our Executives do not receive retirement benefits, severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Compensation Consultants

During 2009, we did not engage or consult with a compensation consultant in connection with rendering decisions on Executive compensation.  In the past, however, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FWC”), an independent executive compensation consulting firm, to advise and make recommendations regarding USANA’s Executive compensation program. During 2009, the Compensation Committee utilized the following materials, along with other resources and tools, to render compensation decisions for 2009: (i) surveys and reports of executive compensation paid by public companies, with characteristics similar to USANA, on a national basis; and (ii) surveys of executive compensation paid by certain of the Company’s direct competitors, consisting of both public and private companies, on a local and national basis, which included the following companies:

Herbalife International	Schiff Nutrition International, Inc.
Twinlab Corporation	Stampin Up
Nature’s Sunshine Products	Xango, LLC
Neways International

Components of Compensation

Base Salary

Base salary represents the fixed component of Executive compensation.  It is designed to compensate our Executives fairly and competitively at levels necessary to attract, retain and motivate qualified executives in our industry. Consistent with this philosophy, the Compensation Committee, on an annual basis, evaluates our Executives’ base salaries.  The Committee considers (i) the Executive’s scope of responsibilities, maturity in role, demonstrated level of performance, accomplishments and contributions to the Company; (ii) the performance of USANA, both financially and operationally; (iii) current market data and salary levels for each Executive’s particular position; and (iv) the total compensation paid to each Executive. The Committee then renders a decision for each Executive’s base salary based on the total mix of the foregoing information.

As part of its 2009 Executive compensation evaluation, the Compensation Committee, after reviewing the information outlined above, approved an increase to the following Executives’ base salaries and set such Executives’ base salaries from July 2009 through June 2010 as follows:

Executive	Appointed Office	2008 – 2009 Base Salary ($)	2009 – 2010 Base Salary ($)

David A. Wentz	Chief Executive Officer	$600,000	$600,000
Fred W. Cooper, Ph.D.	President and Chief Operating Officer	$550,000	$570,000
Jeffrey A. Yates	Chief Financial Officer	$250,000	$280,000
Mark H. Wilson	Executive Vice President of Sales	$500,000	$505,000
Deborah Woo	Executive Vice President of Sales	$387,095	$407,125

In 2009, Mr. Wentz requested and recommended that the Compensation Committee not increase his base salary, despite the Committee’s determination that his performance during 2009 warranted an increase.  The Committee agreed with Mr. Wentz’s recommendation and did not increase his base salary. With respect to each of our other Executives, the Compensation Committee determined that the increases to such Executives’ base salaries were reasonable and necessary to ensure that the compensation we offer to our Executives is fair and competitive. The actual base salaries paid to our Executives during 2009 are reflected in column (c) of the Summary Compensation Table of this Proxy Statement.

Non-Equity Incentive Plan Compensation

We offer our Executives non-equity incentive plan compensation in the form of a cash bonus that is based on USANA’s achievement of certain financial and non-financial performance objectives during the applicable year. Cash bonuses are based on a percentage of the Executive’s base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each Executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

2009 Non-Equity Incentive Plan

In 2009, USANA offered the 2009 Executive Bonus Plan (the “2009 Bonus Plan”) to its Executives.  Cash bonuses under this plan were based on the achievement of financial and non-financial objectives related to operating margins and customer counts that applied to all Executives universally (the “Universal Objectives”), and additional financial and non-financial objectives that differed depending on the Executive’s functional area (the “Particular Objectives”). Executives were eligible to receive a cash bonus of between zero and 100% of their base salaries under the 2009 Bonus Plan, with a target percentage of 50% of their base salary.  If the sum of the Company’s performance under the Universal Objectives and Particular Objectives exceeds the target performance for the applicable objectives, an individual Executive might receive more than his or her target percentage under the 2009 Bonus Plan. Additionally, if the sum of the Company’s performance under the applicable objectives does not meet the target performance threshold, the Executive’s 2009 Bonus Plan payout will be below his or her target percentage, subject to no award if performance was below the required minimum performance level.

Set forth below are the Universal Objectives, which were applicable to all of our Executives for the 2009 Bonus Plan, as well as the actual performance delivered by the Company for each Universal Objective.

Universal Performance Objectives	Minimum Performance Threshold	Maximum Performance Threshold	Performance Delivered by the Company

Total Active Associates and Customers	295,900	315,000	266,000
Operating Margin	11.0%	14.0%	11.6%

In addition to the Universal Objectives, the Compensation Committee approved the Particular Objectives, which were additional financial and non-financial objectives for each Executive based on the Executive’s particular functional area. The Particular Objectives related to, among other things, regional active Associate and customer counts, the sales percentage of certain products, margins of certain products, management development, inventory and freight management, and other operating objectives. The Universal Objectives carried a total percentage weighting between 40% and 60% of the Bonus Plan, depending on functional area and the Particular Objectives constituted the balance, which was again between 40% and 60% of the Bonus Plan depending on the functional area. The Company considers the actual Particular Objectives and the performance delivered by the Company under these objectives confidential, competitively sensitive business information. As such, the Company has not disclosed this information herein. The Committee determined, at the time it established each Particular Objective, that: (i) the minimum performance level for each objective was reasonably attainable, subject to the customary risks attendant to the Company’s business operations, and (ii) the target performance level for each objective would require a significant effort by Executives.

2009 Incentive Plan Awards

Shortly after the end of fiscal 2009, the Compensation Committee reviewed the foregoing performance objectives and the actual performance delivered by the Company in 2009 under each objective. Specifically, the Compensation Committee evaluated the Company’s performance under the Universal Objectives and the Particular Objectives as well as each objective’s weighting, which was consistent for some functional areas and different for others. Based on this review, the Compensation Committee determined that the sum of the Company’s performance under the Universal Objectives and Particular Objectives met the minimum performance threshold under the 2009 Bonus Plan, but fell short of the target performance threshold. Consequently, the Committee determined that the Company’s performance under the 2009 Bonus Plan warranted the payment of a cash bonus to each Executive. The percentage bonus earned and awarded by the Compensation Committee is displayed in the table following this paragraph and varied depending on the performance delivered under the Particular Objectives, the Executive’s functional area and the weighting of the respective performance objective for such functional area. Approximately 5% of the actual bonuses paid to our Executives were attributable to the Universal Objectives. The remaining percentage of the actual bonuses paid to our Executives was attributed to the Particular Objectives.

The percentage bonus earned by each Executive and awarded by the Compensation Committee is provided below:

Executive	Bonus (Percentage of Base Salary Paid in 2009)

David A. Wentz	29%
Jeffrey A. Yates	26%
Fred W. Cooper	32%
Deborah Woo	44%
Mark H. Wilson	25%

The actual cash bonuses paid to our Executives under the 2009 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

2010 Non-Equity Incentive Plan

For 2010, the Compensation Committee approved the 2010 Executive Bonus Plan (the “2010 Bonus Plan”) that is based on the achievement of several Company financial and non-financial performance objectives, some of which are similar to the objectives under the 2009 Bonus Plan.  The performance objectives include objectives related to growth in sales and the improvement of operating margins.

Performance Objectives Related to Net Sales Growth		Minimum Performance Threshold	Maximum Performance Threshold	Weighting

•	Increase in the Number of active Associates	2%	10%	30%
•	Increase in the overall value of an Associate and Preferred Customer(1)	2%	16%	15%

Performance Objectives Related to Improving Operating Margins		Minimum Performance Threshold	Maximum Performance Threshold	Weighting

•	Reducing Associate Incentives as a percentage of net sales	45.2%	44.4%	25%
•	Reducing Selling, General and Administrative Expense as a percentage of net sales	23.5%	21.9%	15%
•	Measurable Improvement in Inventory Management(2)	(2)	(2)	15%

(1)          This objective is defined as and measured by improvement in Associate and Preferred Customer retention and increased Associate and Preferred Customer purchases on a monthly basis.

(2)          This objective includes, but is not limited to, improving operating margins through (i) reducing scrap, (ii) improving inventory turns, (iii) reducing air shipment of product, and (iv) eliminating low selling products.  This objective does not have a specific minimum or maximum performance threshold, as it will be measured by a combination of the foregoing factors.

As noted in the table above, each objective is assigned a relative weight and contains a minimum and maximum performance level. The extent to which an Executive will receive a bonus under the 2010 Bonus Plan will depend on the product of (i) the weighting of the respective objective, and (ii) the performance level that has been attained for the respective objective. Under the 2010 Bonus Plan, Executives are eligible to receive a cash bonus of between zero and 100% of their base salary, depending on the performance of USANA. Each Executive’s target bonus percentage under the 2010 Bonus Plan is 50% of the Executive’s base salary.  The Compensation Committee believes that the performance objectives under the 2010 Bonus Plan are consistent with the Company’s long-term strategic plan and the Committee’s expectations of the Company’s future performance. Future estimated payouts under USANA’s 2010 Bonus Plan are reflected in the Grants of Plan-Based Awards table of this Proxy Statement.

Equity Compensation

Equity compensation is an integral part of USANA’s compensation philosophy.  We believe that equity grants that vest over a period of years tie a portion of our Executives’ compensation to the Company’s long-term performance and, thereby, align the interests of our Executives with the interests of our shareholders.  Our equity compensation program delivers compensation to Executives only when the Company performs and the value of the Company’s stock increases.  USANA provides equity-based compensation primarily through the issuance of Stock-Settled Stock Appreciation Rights (“SSARs”). SSARs, in contrast to stock options, minimize the dilutive effect created by the use of equity compensation awards. Grants of equity awards are made for both Executives and all other eligible employees at regular Compensation Committee meetings and at special meetings, as needed.  The effective date for such grants is customarily the date of such meeting or, for new hires, the first day of employment.

During the last few years, the Compensation Committee’s philosophy has been to issue SSARs to our Executives on an annual basis.  These annual awards were approved and granted by the Compensation Committee under the USANA 2006 Equity Incentive Award Plan (the”2006 Plan”).  Under this philosophy, the Compensation Committee utilized lower awards of SSARs on a more frequent basis to drive individual and Company performance.  In 2008, however, this philosophy changed.  The Compensation Committee determined that large, intermittent, SSAR awards were more appropriate and consistent with the objectives of driving long-term Company performance as well as individual Executive performance.  After reaching the foregoing conclusion, the Compensation Committee, in July 2008, approved the issuance of a significant SSAR award to each of our Executives, in lieu of annual SSAR awards over the next few years. Each award of SSARs vests annually in equal installments over a 5-year period. The grant price for these awards, like all Company equity incentive awards, was the fair market value of the award as of the date of grant as determined by the closing price of the Company’s common stock on the date of grant.  Consequently, the Compensation Committee did not award SSARs to our Executives during 2009.

Other Compensation

Other than as described above, USANA does not at this time provide benefits to its Executives that are different from or in addition to those that are provided to its general employees.

Retirement: Executives may participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees.  For the year ended January 2, 2010, the Company contributed matching funds totaling $893,977 to our 401(k) plan in which all eligible employee participants shared. During 2009, each of our Executives participated in our 401(k) plan and shared matching funds totaling $82,103. We provide no other retirement benefits to our Executives.

Severance: USANA has no severance agreements or contracts with any of its Executives that contain post-termination or change-in-control payments.

Perquisites:  It is our general practice not to provide significant perquisites or personal benefits to our Executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy.  In this regard, it should be noted that we do not currently provide pension arrangements, post-retirement health coverage, or similar benefits for our Executives or employees.  In 2009, we paid health, life, and disability insurance premiums on behalf of our Executives, all on the same terms as those that we provide to all of the Company’s employees.

Insurance Plans and Other Benefits:  We provide insurance plans and other benefits to our Executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

Indemnification:  Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Business Corporation Act.  We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and, therefore, such indemnification provisions may be unenforceable.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee:

Ronald S. Poelman (Chair)

Jerry G. McClain

Robert Anciaux

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation paid to our Named Executive Officers in each of the three most recently completed fiscal years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Myron W. Wentz	2009	—	—	—	—	—	—	—	—
Chairman	2008	—	—	—	$4,364,000	—	—	—	$4,364,000
	2007	—	—	—	—	—	—	—	—

David A. Wentz	2009	$553,846	—	—	—	$160,616	—	$11,752	$726,214
Chief Executive Officer	2008	$541,395	—	—	$1,571,040	$197,308	—	$19,261	$2,329,004
	2007	$292,308	$29,234	—	$569,625	$29,235	—	$9,571	$929,973

Jeffrey A. Yates	2009	$264,832	—	—	—	$68,856	—	$8,575	$342,263
Vice President & Chief Financial Officer	2008	$136,446	—	—	$654,600	$51,850		$2,019	$844,915

Fred W. Cooper	2009	$559,846	—	—	—	$179,427	—	$12,236	$751,509
President and COO	2008	$457,269	—	—	$1,440,120	$222,690	—	$17,091	$2,137,170
	2007	$259,231	$25,928	—	$358,050	$25,928	—	$8,563	$677,700

Deborah Woo(4) Executive Vice President of Sales	2009	$397,056	—	—	—	$191,172	—	$96,282	$684,510
	2008	$338,345	—	—	$1,047,360	$277,441	—	$81,145	$1,744,291
	2007	$278,925	—	—	$260,400	$268,978	—	$53,520	$861,823

Mark H. Wilson Executive Vice President of Sales	2009	$502,462	—	—	—	$125,615	—	$8,575	$636,652
	2008	$413,231	—	—	$1,309,200	$106,466	—	$15,306	$1,844,203
	2007	$251,539	$21,500	—	$358,050	$21,500	—	$8,331	$660,920

(1)                                  Amounts in this column reflect the grant date fair value of stock-settled stock appreciation rights (“SSARs”) issued to the Executives for the fiscal years ended January 3, 2009, and December 29, 2007 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. In computing these amounts, the Company ignored the impact of the forfeiture rate relating to service based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the Executive for these awards during the applicable fiscal year. There were no SSARs issued to Executives during the fiscal year ended January 2, 2010. Assumptions used in the calculation of these amount are included in Note K to the Company’s consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010.

(2)                                  Reflects amounts paid in fiscal 2010 for performance realized in fiscal year 2009, under the Company’s short-term incentive plan (cash bonus) discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)                                  Reflects employer’s matching contribution to the Executive’s 401(k) plan, except in the case of the compensation paid to Mrs. Woo, which is set out in note (4) below.

(4)                                  Mrs. Woo is our Executive Vice President of Sales and resides in Hong Kong. In connection with Mrs. Woo’s overseas employment, column (i) reflects: (1) $57,582 paid by the Company to Mrs. Woo as retirement compensation pursuant to local law; (2) $19,350 paid by the Company to Mrs. Woo for a housing allowance, which is a customary allowance in Hong Kong; and (3) $19,350 paid by the Company to Mrs. Woo for a transportation allowance, which is a customary allowance in Hong Kong.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under			Estimated future payouts under
		non-equity incentive plan awards (1)			equity incentive plan awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Myron W. Wentz		—	—	—	—	—	—	—	—	—	—

David A. Wentz	N/A	$120,000	$300,000	$600,000	—	—	—	—	—	—	—

Jeffrey A. Yates	N/A	$56,000	$140,000	$280,000	—	—	—	—	—	—	—

Fred W. Cooper	N/A	$114,000	$285,000	$570,000	—	—	—	—	—	—	—

Deborah Woo	N/A	$81,000	$204,000	$407,000	—	—	—	—	—	—	—

Mark H. Wilson	N/A	$101,000	$252,000	$505,000	—	—	—	—	—	—	—

(1)                                  There is no guaranteed payment to our Executives under the 2010 Executive Bonus Plan. As such, if the minimum performance objectives are not achieved, our Executives will receive no payout under the 2010 Executive Bonus Plan.  The amounts shown in column (c) reflect the minimum payout level under the 2010 Executive Bonus Plan, which is 20% of the Executive’s base salary.  The amounts shown in column (d) reflect the target payout, which is 50% of the Executive’s base salary.  The amounts shown in column (e) reflect 100% of the Executive’s base salary, which is the maximum payout that can be obtained under the 2010 Executive Bonus Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards (1)					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Myron W. Wentz	280,000	—	—	$39.18	5-Dec-15	—	—	—	—
	100,000	400,000	—	$26.06	21-Jan-14

David A. Wentz	75,000	50,000	—	$39.14	30-Apr-11	—	—	—	—
	14,000	21,000	—	$40.59	19-Oct-12
	36,000	144,000	—	$26.06	21-Jan-14

Jeffrey A. Yates	15,000	60,000	—	$26.06	21-Jan-14	—	—	—	—

Fred W. Cooper	18,000	12,000	—	$37.60	26-Jul-11	—	—	—	—
	8,800	13,200	—	$40.59	19-Oct-12
	33,000	132,000	—	$26.06	21-Jan-14

Deborah Woo	900	—	—	$3.20	3-Sep-12	—	—	—	—
	15,000	10,000	—	$37.60	24-Oct-11
	6,400	9,600	—	$40.59	19-Oct-12
	24,000	96,000	—	$26.06	21-Jan-14

Mark H. Wilson	18,000	12,000	—	$37.60	26-Jul-11	—	—	—	—
	8,800	13,200	—	$40.59	19-Oct-12
	30,000	120,000	—	$26.06	21-Jan-14

(1)          All awards vest 20% annually, beginning on the first anniversary of the date of grant, except that the initial 20% of the grant of 500,000 SSARs to Dr. Wentz vested on April 1, 2008 instead of July 21, 2008.

COMPENSATION OF DIRECTORS

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended January 2, 2010.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees earned or paid in cash ($) (2)	Stock awards ($) (3)	Option awards ($) (3)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified compensation earnings ($)	All other compensation ($) (4)	Total ($)

Robert Anciaux	$63,000	—	—	—	—	—	$63,000

Jerry G. McClain	$70,250	—	—	—	—	—	$70,250

Ronald S. Poelman	$77,000	—	—	—	—	—	$77,000

Gilbert A. Fuller	$58,000	—	—	—	—	74,741	$132,741

(1)                                  Myron W. Wentz, the Company’s Chairman of the Board, is not included in this table because he is included in the Summary Compensation Table and received no compensation for his services as a director in 2009.

(2)                                  Each director receives an annual cash retainer of $40,000.  The chair of the Company’s Audit Committee also receives an additional annual cash retainer of $24,000.  The chair of the Compensation Committee receives an annual cash retainer of $17,000 and the chair of the Governance and Nominating Committee receives an annual cash retainer of $6,000.  Each committee member, other than the chair, receives an annual cash retainer of: $12,000 for the Audit Committee, $10,000 for the Compensation Committee, and $3,000 for the Governance and Nominating Committee.  The amounts in column (b) reflect a combination of the retainer fees for 2009.  The Company also reimburses all directors for the out-of-pocket expenses that they incur in connection with their services as directors, which include travel, lodging, and related expenses from attending or participating in meetings of the shareholders, Board of Directors, and committees of the Board.

(3)                                  There were no stock or option awards to directors during the fiscal year ended January 2, 2010.

(4)                                  Reflects consulting fees of $74,741 paid to Mr. Fuller during the fiscal year ended January 2, 2010. Mr. Fuller’s consulting agreement related to the transition of his responsibilities as Chief Financial Officer and expired in September 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of February 26, 2010, by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the Named Executive Officers and the directors of USANA individually, and (3) the Named Executive Officers and directors as a group.  Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

Name	Number of	Percent of
and Address	Shares (1)	Class (2)
Beneficial Owners of More Than 5%

Gull Holdings, Ltd.	8,061,040	52.7%
4 Finch Road
Douglas, Isle of Man

FMR LLC (3)	886,961	5.8%
82 Devonshire Street
Boston, MA 02109

Directors and Named Executive Officers
Myron W. Wentz, Ph.D. (4)	8,541,040	54.1%
Chairman of the Board

David A. Wentz, (5)	397,898	2.6%
Chief Executive Officer

Jeffrey A. Yates (6)	15,000	*
Vice President and Chief Financial Officer

Fred W. Cooper, Ph.D. (7)	75,967	*
President and Chief Operating Officer

Deborah Woo (8)	54,500	*
Executive Vice President of Sales

Mark H. Wilson (9)	68,287	*
Executive Vice President of Sales

Robert Anciaux, Director (10)	20,448	*

Jerry G. McClain, Director (11)	17,923	*

Ronald S. Poelman, Director (12)	37,215	*

Gilbert A. Fuller, Director (13)	44,959	*

Directors and Officers as a group (10 persons)	9,273,237	57.0%

*   Less than one percent.

(1)                                  All entries exclude beneficial ownership of shares that are issuable pursuant to options or SSARs that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(2)                                  Percentages are rounded to nearest one—tenth of one percent.  Percentages are based on 15,309,213 shares outstanding on February 26, 2010.  Shares of common stock subjected to options and/or SSARs that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be beneficially owned by the person holding the options or SSARs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)                                  Reflects the number of shares held at year-end, as reported on Form SC 13G filed on February 16, 2010.

(4)                                  Includes 8,061,040 shares held of record by Gull Holdings, Ltd., an Isle of Man company, which is 100% owned by Dr. Wentz and 480,000 shares that are issuable pursuant to options and SSARs which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.  Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Holdings, Ltd.

(5)                                  Includes 157,000 shares that are issuable pursuant to options and/or SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 9,689 shares that are held in the executive’s 401(k) account.  Also includes 231,209 shares that are held of record.

(6)                                  Includes 15,000 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(7)                                  Includes 70,200 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 5,767 shares that are held in the executive’s 401(k) account.

(8)                                  Includes 54,500 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.

(9)                                  Includes 67,200 shares issuable pursuant to SSARs which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 1,087 shares held in the executive’s 401(k) account.

(10)                            Includes 17,544 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 2,904 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement.

(11)                            Includes 12,000 shares that are issuable pursuant to options and/or SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 5,723 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement, and 200 shares held of record.

(12)                            Includes 32,956 shares that are issuable pursuant to options and/or SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement and 4,259 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement.

(13)                            Includes 3,000 shares that are held of record, 40,800 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 1,159 shares that are held in the individual’s IRA account.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of January 2, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding awards (1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,279,986	(2)	$30.26	(3)	1,276,950
Equity compensation plans not approved by security holders	None		N/A		None
Total	4,279,986	(2)	$30.26	(3)	1,276,950

(1)          Consists of shares of common stock issuable under the USANA 2006 Equity Incentive Award Plan and the 2002 USANA Health Sciences, Inc. Stock Plan.

(2)          Includes 742,944 options, and 12,886 Deferred Stock Units (“DSU”) that will entitle each holder to the issuance of one share of common stock for each unit.  Also, includes 3,524,156 Stock-Settled Stock Appreciation Rights (“SSAR”).  A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock.  Based on the closing stock price of $31.90 on the last trading day of fiscal 2009, and the exercise price of SSAR’s that were in-the-money, 489,491 shares of common stock would be issued upon the exercise of these awards.

(3)          Calculated without taking into account 12,886 shares of common stock subject to outstanding DSU’s, which are issuable without any cash consideration or other payment required for such shares.

PROPOSAL #2 — RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 1, 2011.  PricewaterhouseCoopers LLP has served as the Company’s independent registered public accountant since the fiscal year-ended December 29, 2007.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves any engagement of PricewaterhouseCoopers LLP and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accountant and nominate an independent registered public accounting firm for shareholder approval. While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company’s independent registered public accountant and the fees to be paid therefor.  Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accountant, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accountant in advance, rather than to pre-approve any type of service.  In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Independence

PricewaterhouseCoopers LLP has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described below.

Financial Statements and Reports

The financial statements of the Company for the year ended January 2, 2010, and the report of the independent auditors will be presented at the Annual Meeting.  PricewaterhouseCoopers LLP will have a representative present at the meeting who will have an opportunity to make a statement, if he or she so desires, and to respond to appropriate questions from shareholders.

Services

During fiscal years 2009 and 2008, PricewaterhouseCoopers LLP performed services consisting of the audit of the annual consolidated financial statements of the Company, review of the quarterly financial statements, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings by the Company and its subsidiaries.  PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company for the fiscal years 2009 and 2008.

The following table summarizes the fees that were paid to PricewaterhouseCoopers LLP by the Company during fiscal years 2009 and 2008.

Type of Service and Fee	Fiscal 2009	Fiscal 2008
Audit Fees	$1,071,425	$1,071,572
Audit Related Fees	—	25,000
Tax Fees	316,847	256,222
All Other Fees	—	—
Total Fees	$1,388,272	$1,352,794

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent public accountants for the fiscal year 2010.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The directors who serve on the Audit Committee are all independent for purposes of Rule 4200(A)(15) and Rule 4350(d) of The Nasdaq Marketplace Rules.

The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended January 2, 2010.

We have discussed with the independent registered public accountant of the Company, PricewaterhouseCoopers LLP, the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent registered public accountant during its examination of the Company’s financial statements.

We have received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP, which is required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and we have discussed with PricewaterhouseCoopers LLP their independence under such standards.  We have concluded that the independent registered public accountant is independent from the Company and its management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended January 2, 2010, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Jerry G. McClain (Chair)

Robert Anciaux

Ronald S. Poelman

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

The Company has no employment agreements with any of its executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires USANA’s officers, directors, and persons who beneficially own more than 10% of USANA’s common stock to file reports of ownership and changes in ownership with the SEC and with the Nasdaq stock market.  Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, USANA may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors.  Indeed, this is a requirement of the Nasdaq stock market.  While USANA has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

•                  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

•                  the nature of the transaction and the costs to be incurred by USANA;

•                  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to USANA from unrelated parties;

•                  an analysis of the significance of the transaction to USANA;

•                  whether the transaction would be in the ordinary course of USANA’s business;

•                  whether the transaction is on terms that are comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party; and

•                  whether the transaction could result in an independent director no longer being considered to be independent under the Nasdaq rules.

After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.

There are no related party transactions that are required to be disclosed in this Proxy Statement.

OTHER MATTERS

Shareholder Proposals. As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting.  If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters. Shareholders who intend to present proposals at the 2011 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than November 27, 2010. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2011 proxy materials.

Solicitation of Proxies. The accompanying proxy is solicited on behalf of the Board of Directors.  In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company, as of the date hereof.

“Householding” of Proxy Materials.  The SEC permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements (and related documents) with respect to two or more shareholders sharing the same address by delivering a single proxy statement (and related documents) addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings to companies.

A number of brokers with account holders who are shareholders will be “householding” our proxy materials.  As indicated in the notice previously provided by these brokers to shareholders, a single proxy statement (and related documents) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder or shareholders.  Once you have received notice from your broker or USANA that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until USANA or USANA’s transfer agent receives contrary instructions from an affected shareholder or shareholders.

Shareholders who currently receive multiple copies of this Proxy Statement (and related documents) at their address and would like to request “householding” of their communications should contact their broker or, if a shareholder is a registered holder of shares of common stock, he or she should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 6201 Fifteenth Ave, 3rd Floor, Brooklyn, New York 11219. Shareholders who are now “householding” their communications, but who wish to receive separate Proxy Statements (and related documents) in the future may also notify American Stock Transfer & Trust Company.  We will promptly deliver, upon written or oral request, a separate copy of the Proxy Statement (and related documents) at a shared address to which a single copy was delivered.

ANNUAL REPORT

We will mail a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010, as filed with the SEC, to each shareholder of record at March 5, 2010.  The report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be incorporarted by reference into any document filed with the SEC.

FURTHER INFORMATION

Additional copies of the Company’s Annual Report on Form 10-K for the year ended January 2, 2010 (including financial statements and financial statement schedules) that has been filed with the Securities and Exchange Commission may be obtained without charge by writing to USANA, Attention:  Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.  The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC’s on-line database, located at www.sec.gov.

By Order of the Board of Directors,

James H. Bramble, Corporate Secretary

Date:  March 26, 2010

PROXY

ANNUAL MEETING OF SHAREHOLDERS

APRIL 28, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder executing and delivering this Proxy hereby appoints Myron W. Wentz, Ph.D. and Jeffrey Yates and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 5, 2010, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, April 28, 2010, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof.  This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

The Board of Directors recommends a Vote “FOR” each of the items listed below.

1.	To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify. The nominees are:

	Myron W. Wentz, Ph.D.	Ronald S. Poelman
	Robert Anciaux	Jerry G. McClain
Gilbert A. Fuller

	FOR ALL	WITHHOLD AS TO ALL	FOR ALL EXCEPT
	☐	☐	☐

2.	To approve and ratify the selection of PricewaterhouseCoopers LLP as USANA’s independent registered public accountant.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

3.	To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED.  WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATE:
Signature

Signature (Joint Owners)